Exhibit 10.6

COMMERCE TECHNOLOGIES, INC.

1999 STOCK OPTION PLAN

(As Amended and Restated Effective February 13, 2002)

WHEREAS, Commerce Technologies, Inc. (the “Corporation”) adopted the Commerce Technologies, Inc. 1999 Stock Option Plan (the “Plan”), effective September 16, 1999;

WHEREAS, Section 17 of the Plan provides that, subject to certain inapplicable limitations, the board of directors of the Corporation may amend the Plan at any time;

WHEREAS, the Corporation wishes to amend and restate the Plan to (i) clarify the exercise period and vesting requirements applicable to options following termination;  (ii) provide additional methods for payment of the option exercise price;  and (iii) make certain other changes.

NOW, THEREFORE, effective as of February 13, 2002, the Plan is amended and restated as follows:

1.                                      Definitions.  As used herein:

(a)                                 “Committee” means the stock option committee described in Section 3 hereof.

(b)                                 “Consultant” means an individual who is not a Director or an employee of the Corporation or a parent or subsidiary of the Corporation, and who has entered into a consulting or advisory arrangement with the Corporation or a parent or subsidiary of the Corporation to provide bona fide services that (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly or indirectly promote or maintain a market for the Corporation’s securities

(c)                                  “Corporation” means Commerce Technologies, Inc., a New York corporation.

(d)                                 “Directors” means the board of directors of the Corporation.

(e)                                  “Fair Market Value” means the value of the Shares, arrived at by a good faith determination of the Committee, on the date an Option is granted; provided, however, that if the Shares are listed or traded on a national securities exchange, the Fair Market Value shall be the mean between the high and low selling prices of the Shares on the last trading day before the date on which the Option is granted, or, if there are no sales on that date, the mean between the high and low selling prices on the next previous day on which sales were made.

(f)                                   “Incentive Stock Option” means an Option which, at the time such Option is granted, qualifies as an “incentive stock option” under section 422 of the Internal Revenue Code, unless the Option Agreement states that the Option will not be treated as an Incentive Stock Option.

(g)                                  “Internal Revenue Code” or “Code” means the Internal Revenue Code of 1986, as amended.

(h)                                 “Key Employees” means any officers or other key employees of the Corporation or any parent or subsidiary of the Corporation who are selected by the Committee to receive Options under the Plan.

(i)                                     “Non-Qualified Stock Option” means an Option which, at the time such Option is granted, does not meet the definition of an Incentive Stock Option, whether or not it is designated as a Non-Qualified Stock Option in the Option Agreement.

(j)                                    “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(k)                                 “Option Agreement” means the Option Agreement an Optionee must sign upon receiving an Option under the Plan.

(l)                                     “Optionee” means a Key Employee, Director or Consultant granted an Option under the Plan.

(m)                             “Plan” means the Commerce Technologies, Inc. 1999 Stock Option Plan, as set forth herein and as amended from time to time.

(n)                                 “Shares” means shares of the Corporation’s common stock having a par value of $.001 per share.

2.                                      Purposes.  The purposes of the Plan are:

(a)                                 To encourage a sense of proprietorship on the part of those Key Employees, Directors and Consultants who will be largely responsible for the continued growth of the Corporation;

(b)                                 To furnish Key Employees, Directors and Consultants with further incentive to develop and promote the business and financial success of the Corporation; and

(c)                                  To induce Key Employees, Directors and Consultants to continue in the service of the Corporation, by providing a means whereby they may purchase stock in the Corporation under Options granted to them under the Plan.

3.                                      Administration

(a)                                 The Plan shall be administered by a stock option Committee (the “Committee”) consisting of not less than three (3) persons (or such other minimum number of persons as the Directors may determine) who shall be appointed by, and serve at the pleasure of, the Directors.  The Directors may, from time to time, appoint members of the Committee in substitution for members previously appointed and fill vacancies, however caused, in the Committee.  A majority of the Committee shall constitute a quorum.  All determinations of the Committee shall be made by a majority of the Committee members present at a meeting of the Committee at which a quorum is present.  In the event a Committee has not been established, the Directors shall be the Committee.

(b)                                 Subject to the terms of the Plan, the Committee shall have full power and authority, in its discretion, to (i) determine initially and from time to time when and to whom Options shall be granted;  (ii) grant Options on behalf of the Corporation;  (iii) determine the number of Shares to be covered by each Option, the exercise price for such Shares, and the available method or methods for payment of the exercise price;  (iv) set the expiration date of each Option;  (v) establish the manner, time and rate of exercise of each Option;  (vi) set the restrictions, if any, to be placed upon each Option or upon the Shares which may be issued upon the exercise of such Option;  and (vii) set such other Option terms (which need not be identical among Optionees) as it deems advisable.  Accomplishments of individuals in furthering the interests of the Corporation shall be the primary guide of the Committee in apportioning the number of Shares to be optioned pursuant to the Plan, but the Committee may take into consideration any position held by an Optionee, his or her compensation, and any other factors that the Committee may deem pertinent.  Determinations of the Committee on all matters referred to herein shall be final and conclusive.

(c)                                  The Committee shall also have the power and authority to construe and interpret the Plan and the respective Option Agreements entered into hereunder, and to make all other determinations necessary or advisable for administering the Plan (subject, however, with respect to Incentive Stock Options, to the provisions of the Internal Revenue Code and the regulations issued thereunder).  The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan and in any Option granted hereunder in the manner and to the extent it deems desirable.  The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, to amend, modify, or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable.  All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Corporation, its shareholders, and all Key Employees, Directors and Consultants, upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them.  Except as otherwise required by the bylaws of the Corporation or by applicable law, no member of the Committee and no Director shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

(d)                                 The Corporation shall pay all of the expenses reasonably incurred by the Committee in the administration of the Plan, including professional fees.

4.                                      Eligibility.  The class of persons eligible to receive Incentive Stock Options and Non-Qualified Stock Options under the Plan shall be the Key Employees of the Corporation or any parent or subsidiary of the Corporation, including officers, division managers, department heads, and any other management or supervisory employees or other employees who are designated as Key Employees by the Committee.  Consultants and Directors who are not

employees of the Corporation or any parent or subsidiary of the Corporation shall be eligible to receive Non-Qualified Stock Options (but not Incentive Stock Options) under the Plan.

5.                                      Shares Subject to the Plan

(a)                                 Overall Limits.  Shares acquired pursuant to the exercise of Options granted under the Plan may be the Corporation’s authorized but unissued Shares or reacquired Shares, and the Corporation may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable.  Subject to adjustment in accordance with Section 13, the total number of Shares which may be issued under the Plan is two million (2,000,000) Shares.  In the event any unexercised Options lapse or terminate for any reason, the Shares covered thereby may be optioned to other persons, and such lapsed or terminated Options shall not be considered in computing the maximum number of Shares that may be optioned in computing the maximum allowance for any individual.

(b)                                 Annual Limit for Incentive Stock Options.  The aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and all other incentive stock option plans maintained by the Corporation and any parent or subsidiary shall not exceed $100,000.  If an Option intended as an Incentive Stock Option is granted to a Key Employee and the Option may not be treated in whole or in part as an Incentive Stock Option pursuant to the $100,000 limit, the Option shall be treated as an Incentive Stock Option to the extent it may be so treated under the limitation and as a Non-Qualified Stock Option as to the remainder.  For purposes of determining whether an Incentive Stock Option would cause the limitation to be exceeded, Incentive Stock Options shall be taken into account in the order granted.

(c)                                  Stock Reserve.  The Corporation shall at all times during the duration of the Plan reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

6.                                      Option Agreements.  Options granted under the Plan shall be evidenced by Option Agreements in such form as the Committee shall from time to time approve, and containing such provisions not inconsistent with the terms of the Plan (and, for Incentive Stock Options, not inconsistent with section 422 of the Code) as the Committee shall deem advisable.  Option Agreements shall specify whether the Option is an Incentive Stock Option or Non-Qualified Stock Option.  Each Optionee shall enter into, and be bound by, an Option Agreement as soon as practicable after the grant of an Option.

7.                                      Exercise Price of Options.  The purchase price of Shares under each Option granted under the Plan shall be determined by the Committee, in its discretion, at the time the Option is granted;  provided, however, with respect to Incentive Stock Options, the purchase price shall not be less than the Fair Market Value of the Shares on the date the Option is granted.  In the case of any individual who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or more than 10% of such stock and/or the stock of any parent or subsidiary of the Corporation), the exercise price shall be set at not less than one hundred ten percent (110%) of the Fair Market Value of the Shares which are purchasable under such

Incentive Stock Option, and such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

8.                                      Term.  Each Option granted hereunder shall continue for such period as the Committee may determine, not to exceed ten (10) years from the date of grant, unless sooner terminated under the provisions of the Plan.  In the case of individuals who own more than 10% of the combined voting power of all classes of stock of the Corporation (or more than 10% of such stock and/or the stock of any parent or subsidiary of the Corporation), Incentive Stock Options shall continue for such period as the Committee may determine, not to exceed five (5) years from the date of grant.

9.                                      Exercise of Options

(a)                                 Time of Exercise.  Options shall be exercisable in such installments, upon fulfillment of such other conditions, and on such dates as the Committee may specify.  The Committee may accelerate the exercise date of any outstanding Options, in its discretion, if it deems such acceleration to be desirable.

(b)                                 Method of Exercise.  Exercisable Options may be exercised, in whole or in part in units of one hundred (100) Shares or multiples thereof, at any time and from time to time, up to the expiration or termination of the Option.  Exercisable Options may be exercised by giving written notice of exercise to the Corporation at its principal office (currently, 21 Corporate Drive, Clifton Park, New York 12065) and addressed to the attention of the President.  Such notice shall specify the number of Shares to be purchased and such other information as may be required by the terms of the Optionee’s Option Agreement.  Upon the exercise of an Option, the Optionee shall make payment for the full purchase price of the Shares being purchased.

(c)                                  Manner of Payment.  The Option Agreement shall set forth, from among the following alternatives, how the Option price is to be paid:

(i)                                     in cash or its equivalent;

(ii)                                  in Shares newly acquired by the Optionee upon exercise of such Option, which shall constitute a disqualifying disposition in the case of an Incentive Stock Option;

(iii)                               in Shares previously acquired by the Optionee; provided that if such Shares were acquired through the exercise of an Incentive Stock Option or a Non-Qualified Stock Option,  such Shares have been held by the Optionee for such period of time as required to be considered “mature” Shares for purposes of accounting treatment;

(iv)                              if the Committee so determines, at the date of grant in the case of an Incentive Stock Option or at or after the date of grant in the case of a Non-Qualified Stock Option, and if the Optionee thereafter so requests, (i) the Corporation will loan the Optionee the money required to pay the Option exercise price; (ii) any such loan to an Optionee shall be made only at the time the Option is exercised; and (iii) the loan will be made on the Optionee’s personal, negotiable, demand promissory note, bearing interest at the lowest rate which will avoid the imputation of interest under section 7872 of the Code, with a pledge of the Shares acquired upon exercise and including such other terms as the Committee may prescribe; or

(v)                                 in any combination of paragraphs (i), (ii), (iii) and (iv) above.

In the event the Option price is paid, in whole or in part, with Shares of Corporation stock, the portion of the Option price so paid shall be equal to the aggregate Fair Market Value (determined as of the date of exercise of the Option) of the Shares so surrendered in payment of the Option price.

10.                               Termination

(a)                                 Termination for a Reason other than Death or Disability.  In the event of the Optionee’s termination of employment or service to the Corporation or its parent or any subsidiary for any reason (other than due to death or disability) prior to the expiration date fixed for his or her Option, such Option may be exercised, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earliest of (i) the expiration date specified in the Option Agreement, (ii) three (3) months after the date of termination if the termination was not for “cause” (as determined by the Committee, in its sole discretion) (unless the Option Agreement provides a different expiration date in the case of such a termination), and (iii) the date of such termination, if the termination was for cause (unless the Option Agreement provides a different expiration date in the case of a termination for cause).

(b)                                 Death.  If an Optionee’s termination of employment or service to the Corporation or its parent or any subsidiary occurs as a result of death prior to the expiration date fixed for his or her Option, or if the Optionee dies following his or her termination but prior to the earlier of (i) the expiration date fixed for his or her Option, or (ii) the expiration of the period determined under subsection (a) above or (c) below (including any extension of such period provided in the Option Agreement), such Option may be exercised, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, by the Optionee’s estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee.  Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in the Option Agreement, or (ii) three (3) months after the date of the Optionee’s death (unless the Option Agreement provides a different expiration date in the case of death).

(c)                                  Disability.  If an Optionee becomes disabled (within the meaning of section 22(e)(3) of the Code) prior to the expiration date fixed for his or her Option, and the Optionee’s termination of employment or service to the Corporation or its parent or any subsidiary occurs as a consequence of such disability, such Option may be exercised, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of (i) the expiration date specified in the Option Agreement, or (ii) twelve (12) months after the date of such termination (unless the Option Agreement provides a different expiration date in the case of such a Termination).  In the event of the Optionee’s legal disability, such Option may be exercised by the Optionee’s guardian or legal representative.

11.                               Non-Transferability;  Registration.  Incentive Stock Options granted under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution.  During the lifetime of the Optionee, an Incentive Stock Option may be exercised only by the Optionee or, in the event of the Optionee’s legal disability, by the Optionee’s guardian or legal representative.  Except as provided in an Optionee’s Option Agreement, such limits on assignment, transfer and exercise shall also apply to Non-Qualified Stock Options.  If the Optionee is married at the time of exercise and if the Optionee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Optionee and the Optionee’s spouse, jointly, with right of survivorship.

12.                               Purchase of Shares for Investment; Resale to Corporation

(a)                                 Investment Intent.  Each Optionee or his or her legal representative or beneficiary may be required to give satisfactory assurance that such person is an eligible purchaser under applicable securities laws, and that the Shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution; certificates representing such Shares may be legended accordingly.

(b)                                 Resale to the Corporation.  If an Optionee leaves the employ of or service to the Corporation for any reason, the Corporation shall have the right to repurchase all Shares acquired by such Optionee pursuant to the Plan, such repurchase to be on such terms as shall be determined by the Committee and as set forth in the Option Agreement.

13.                               Adjustment of Shares;  Certain Corporate Transactions

(a)                                 Share Adjustments.  In the event of a stock split, reverse stock split, stock dividend, distribution, spin-off, recapitalization, share combination or reclassification or similar change in the capitalization of the Corporation, adjustments shall be made by the Directors, as may be deemed appropriate by the Directors, in the aggregate number and kind of Shares subject to the Plan, the maximum number and kind of Shares for which Options may be granted to any one employee, the number of Shares issuable upon exercise of outstanding Options under the Plan, and the exercise price per Share under such outstanding Options;  provided, however, that no such adjustment shall be made to an outstanding Incentive Stock Option if such adjustment would constitute a modification under section 424(h) of the Code, unless the Optionee consents to such adjustment.  In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of Shares issuable upon the exercise of outstanding Options (and a straight mathematical adjustment of the exercise price thereof), the Directors shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment.

(b)                                 Certain Corporate Transactions.  In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation), the surviving or successor corporation shall assume each outstanding Option or substitute a new option for each outstanding Option; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Corporation.  If the Committee decides so to terminate outstanding Options, the Committee shall give each Optionee holding an

Option to be terminated not less than seven days’ notice prior to any such termination, and, at the closing of such corporate transaction, such Options shall be terminated (unless previously exercised) and the Corporation shall pay to each Optionee who holds an Option so terminated (except for any Option which terminated prior to the date of such closing other than by reason of such Committee action) an amount equal to the Fair Market Value of the vested Shares subject to the Option (determined as of the date of such termination) less the applicable exercise price of the Option.  Further, as provided in Section 9(a) hereof, the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction, provided that, in the case of Incentive Stock Options, such change would not constitute a “modification” under section 424(h) of the Code, unless the Optionee consents to the change.

14.                               Registration or Qualification of Shares.  Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of Shares thereunder, or that action by the Corporation, its shareholders, or the Optionee should be taken in order to obtain an exemption from any such requirement or to continue any such listing, registration, or qualification, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee.

15.                               Withholding and Use of Shares to Satisfy Tax Obligations.  The obligation of the Corporation to deliver Shares upon the exercise of any Option shall be subject to applicable federal, state, and local tax withholding requirements.

If the exercise of any Option is subject to the withholding requirements of applicable federal, state or local tax law, the Committee, in its discretion, may permit or require the Optionee to satisfy the federal, state and/or local withholding tax, in whole or in part, by electing to have the Corporation withhold Shares subject to the exercise (or by returning previously acquired Shares to the Corporation);  provided, however, that the Corporation may limit the number of Shares withheld to satisfy the tax withholding requirements to the extent necessary to avoid adverse accounting consequences.  Shares shall be valued, for purposes of this subsection, at their Fair Market Value (determined as of the date the amount attributable to the exercise of the Option is includible in income by the Optionee under section 83 of the Code (the “Determination Date”).  If Shares acquired by the exercise of an Incentive Stock Option are used to satisfy the withholding requirement described above, such Shares must have been held by the Optionee for a period of not less than the holding period described in section 422(a)(1) of the Code as of the Determination Date.

The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this Section 15.

16.                               Suspension or Amendment of Plan

(a)                                 The Directors shall have the right, at any time, to suspend, amend or terminate the Plan, and the Committee may amend outstanding Options in any respect whatsoever;  provided, however, that the following Plan amendments shall require the approval of shareholders:

(i)                                     A change in the class of employees eligible to participate in the Plan with respect to Incentive Stock Options;

(ii)                                  Except as permitted under Section 13, an increase in the maximum number of Shares with respect to which Incentive Stock Options may be granted under the Plan; and

(iii)                               An extension of the duration of the Plan under Section 18 hereof with respect to Incentive Stock Options.

No such amendment or suspension shall affect or impair the rights of an Optionee under any Option previously granted under the Plan.

(b)                                 No Option may be granted under the Plan during any period of suspension or after the termination thereof.

17.                               Manner of Shareholder Approval.  The approval of shareholders must comply with all applicable provisions of the corporate charter and bylaws of the Corporation, and applicable state law prescribing the method and degree of shareholder approval required for the issuance of corporate stock or options.  If the applicable state law does not prescribe a method and degree of shareholder approval in such case, shareholder approval must be effected —

(a)                                 by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval (i.e., an action on which shareholders would be entitled to vote if the action were taken at a duly held shareholders’ meeting); or

(b)                                 by a majority of the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law), in a separate vote at a duly held shareholders’ meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

18.                               Effective Date and Termination of Plan.  The Plan became effective on September 16, 1999 (the date the Plan was adopted by the Directors and approved by the shareholders of the Corporation).  The effective date of this amended and restated Plan is February 13, 2002 (the date this amended and restated Plan was adopted by the Directors).  The Plan shall terminate on September 15, 2009, unless sooner terminated under Section 16 hereof.

19.                               Miscellaneous

(a)                                 Rights.  Neither the adoption of the Plan nor any action of the Directors or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his or her rights shall be only such as are provided in the Option Agreement.  Notwithstanding any provisions of the Plan or the Option Agreement with a Key Employee, the Corporation and any parent or subsidiary of the Corporation shall have the right, in its discretion but subject to any employment contract entered into with the Key Employee, to retire the Key Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever or for no reason.

(b)                                 Indemnification of Directors and Committee.  Without limiting any other rights of indemnification which they may have from the Corporation and any parent or subsidiary, the Directors and the members of the Committee shall be indemnified by the Corporation against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part.  Upon the making or institution of any such claim, action, suit, or proceeding, the Director or Committee member shall notify the Corporation in writing, giving the Corporation an opportunity, at its own expense, to handle and defend the same before such Director or Committee member undertakes to handle it on his or her own behalf.  The provisions of this Section shall not give the Directors or Committee members greater rights than they would have under the Corporation’s by-laws or New York law.

(c)                                  Application of Funds.  Any cash received in payment for Shares upon exercise of an Option shall be added to the general funds of the Corporation.  Any Shares received in payment for Shares upon exercise of an Option shall become treasury stock.

(d)                                 Rights as a Shareholder.  An Optionee shall have no rights as a shareholder with respect to any Shares covered by his or her Option until the issuance of a stock certificate to him or her for such Shares.  The granting of an Option shall impose no obligation upon an Optionee to exercise such Option.

(e)                                  Governing Law.  The Plan shall be governed by the applicable Code provisions to the maximum extent possible.  Otherwise, the laws of the state of New York (without reference to principles of conflicts of laws) shall govern the operation of, and the rights of Optionees under, the Plan, and Options granted thereunder.